Exhibit 10.4
NOTICE OF GRANT OF RESTRICTED STOCK AWARD
AND
RESTRICTED STOCK AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS

Restricted Stock Award Under the Amended and Restated Omnibus Equity Incentive Plan, Effective May 19, 2011, As Amended	West Marine, Inc. 500 Westridge Drive Watsonville, CA 95076

NOTICE OF GRANT OF RESTRICTED STOCK AWARD
Grant Date: [______________]

You have been granted the number of restricted common stock award (“RSA”) stated for you on the Smith Barney 2012 “Grant Listing” page at www.benefitaccess.com (“Smith Barney Website”).  The RSAs entitle you to receive shares of West Marine, Inc. (the “Company”) common stock at a future date, assuming that you satisfy the conditions of the Company’s Amended and Restated Omnibus Equity Incentive Plan, effective May 19, 2011, as amended by Amendment Number One, effective March 30, 2012 (collectively, the “Plan”) and the Restricted Stock Award Agreement (“Award Agreement”), attached hereto as Exhibit A.  The RSAs will vest as follows, assuming continuous engagement as a Non-employee Director:

% of Total	Date Vest – Restricted Stock Award
100%	Earlier of 1st Anniversary of Grant Date or
2013 Annual Stockholders Meeting (“Vest Date”)
The restricted stock award granted hereunder is hereinafter referred to as the “RSA Grant”.

You and the Company agree that the RSA Grant is granted under and governed by the terms and conditions of the Plan and the Award Agreement, all of which are incorporated herein and made a part of this document.  You acknowledge that a copy of the Plan has been made available to you.
You further acknowledge and agree that the Award Agreement does not require your signature or the Company’s signature to be effective, and that this Notice of the RSA Grant issued to you (which notice may be accomplished through the posting thereof on a website for the Plan), shall be sufficient evidence of the issuance to, and acceptance by, you of the RSA Grant reflected in the Award Agreement, unless you expressly reject such Award Agreement in writing.
Additionally, unless your expressly reject such Award Agreement in writing, you further acknowledge and agree that prior to the delivery of any shares or cash pursuant to the Plan, the Company shall have the power and the right to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including your FICA obligation) required by law to be withheld with respect to any RSA Grant.  In this regard, you authorize the Company to withhold shares having a value equal to the amount required to be withheld to satisfy such tax obligations.

Non-Employee Director’s Restricted Stock Award	RSA No.: On website
(1 year vest)	ID: ________________

Exhibit A
West Marine, Inc.
Amended and Restated Omnibus Equity Incentive Plan
(Effective May 19, 2011)
As Amended by Amendment Number One (Effective March 30, 2012)

RESTRICTED STOCK AWARD AGREEMENT

1.           GRANT OF RESTRICTED STOCK AWARD.  West Marine, Inc. (the "Company") hereby grants to the Non-Employee Director named in the "Notice of Grant of Restricted Stock Award " (the “Notice of Grant”) under the West Marine, Inc. Amended and Restated Omnibus Equity Incentive Plan, effective May 19, 2011, as amended by Amendment Number One, effective March 30, 2012 (collectively, the "Plan"), as a separate incentive in connection with his or her engagement and not in lieu of any salary or other compensation for his or her services, on the terms and conditions set forth in this Restricted Stock Award Agreement (“Agreement”) and the Plan, the restricted stock award (“RSA”) which entitles the Non-Employee Director to the number of shares of Common Stock set forth for the Non-Employee Director on the Smith Barney Website as referenced in the Notice of Grant.

2           NUMBER OF SHARES.  The number and class of shares specified in the Notice of Grant is subject to appropriate adjustment in the event of changes in the capital stock of the Company by reason of stock dividends, split-ups or combinations of shares, reclassifications, mergers, consolidations, reorganizations or liquidations.  Subject to any required action of the stockholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, the RSAs granted hereunder (to the extent that it is still outstanding) shall pertain to and apply to the securities to which a holder of the same number of shares of Common Stock that are then subject to the restrictions would have been entitled.  To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

3.           LAPSE OF RSA RESTRICTIONS.  Except as otherwise provided in this Agreement and subject to the terms of the Plan, the right to transfer 100% of the shares of Common Stock awarded by this Agreement in the form of RSAs shall accrue on the Vest Date as set forth in the Notice of Grant. Except as otherwise determined by the Company’s Board of Directors (“Board”) and/or its Governance and Compensation Committee (“Committee”), in the event of termination of the Non-Employee Director’s engagement for any reason, the Non-Employee Director will accrue no further entitlement to the RSAs under the Plan, or otherwise, and all RSAs which have not become fully vested and transferable under paragraph 3 of this Appendix A, as of the earlier of the date the Non-Employee Director’s engagement is terminated or the date the Non-Employee Director receives notice of such termination, shall lapse and expire immediately.  That is, except as otherwise determined by the Company’s Board and/or Committee, the Non-Employee Director will not continue to accrue any benefits in the Plan during the period of any actual or deemed notice of termination.

4.           RIGHTS OF STOCKHOLDER.  The Non-Employee Director shall have the rights or privileges of a stockholder of the Company, including but not limited to voting or dividend rights, until shares are transferred to the Non-Employee Director.

5.           UNSECURED CREDITOR.  The RSA Grant creates a contractual obligation on the part of the Company to transfer the shares pursuant to the RSA Grant at the time provided for in this Agreement.  Neither the Non-Employee Director nor any other party claiming an interest in the shares RSA Grant hereunder shall have any interest whatsoever in any specific assets of the Company. The Non-Employee Director’s right to receive distributions hereunder is that of an unsecured general creditor of the Company.

6.           NO REPRESENTATIONS OR PROMISES.  Neither the Company nor anyone else is making any representations or promises regarding the duration of the Non-Employee Director’s service, vesting of the RSA, the value of the shares or of the RSAs, or the Company’s prospects.  In addition, the Company does not hereby provide any advice regarding tax consequences to the Non-Employee Director or regarding the Non-Employee Director’s decisions regarding the RSAs. The Non-Employee Director agrees to rely only upon the Non-Employee Director’s own personal advisors for financial or tax advice for all matters pertaining to the RSAs.

7.           ADDRESSES FOR NOTICES.  Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at West Marine, Inc., 500 Westridge Drive, Watsonville, CA  95076, or at such other address as the Company may hereafter designate in writing.  Any notice to be given to the Non-Employee Director shall be addressed to the Non-Employee Director at the address set forth below the Non-Employee Director's signature in the Notice of Grant, at such other address as the Non-Employee Director may hereafter designate in writing, or at the last known address that the Company has on file for the Non-Employee Director.  Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified and deposited, postage and registry fee prepaid, in a United States post office.

8.           NON-TRANSFERABILITY.  The RSA Grant herein granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of said RSA Grant, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, said RSA Grant and the rights and privileges conferred hereby shall immediately become null and void.

9.           BINDING AGREEMENT.  Subject to the non-transferability of the RSA, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

10.           PLAN GOVERNS.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.  Terms used and not defined in this Agreement shall have the meaning set forth in the Plan.

11.           COMMITTEE AUTHORITY.  The Committee shall have the discretionary power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon Non-Employee Director, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

12.           CAPTIONS.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

13.           AGREEMENT SEVERABLE.  In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

14.           FURTHER ASSURANCES.  At any time, and from time to time after executing this Agreement, the Non-Employee Director will execute such additional instruments and take such actions as may be reasonably requested by the Company to confirm or perfect or otherwise to carry out the intent and purpose of this Agreement.

15.           COMPLIANCE WITH LAW.  The Company will not transfer the RSA shares if doing so would violate any applicable federal or state securities laws, or any other applicable law or regulation.  The Non-Employee Director may not sell or otherwise dispose of the RSA shares in violation of applicable law.

16.           GOVERNING LAW.  The Agreement, RSAs and all related documentation and matters shall be construed in accordance with and governed by the laws of the State of California (without giving effect to principles of conflicts of laws thereof) and applicable Federal law.

17.           ENTIRE AGREEMENT.  This Agreement (subject to the provisions of the Plan) contains the entire agreement among the parties relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein; provided, however, that the parties may by agreement amend and supplement this Agreement in writing from time to time as permitted under the Plan.

IN WITNESS WHEREOF, the Agreement is deemed to be executed by the parties effective as of the Grant Date of the Notice of Grant.

West Marine, Inc.